EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2017 Ended March 31, 2017

SUNNYVALE, Calif., May 03, 2017 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ:AOSL), today reported financial results for the fiscal third quarter of 2017 ended March 31, 2017.

The results for the fiscal third quarter of 2017 ended March 31, 2017 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Revenue	$93.3	$94.7	$83.0
Gross Margin	24.3%	23.3%	19.7%
Operating Income (Loss)	$3.0	$2.8	$(0.2)
Net Income (Loss) attributable to AOS	$3.6	$2.8	$(1.3)
Income (Loss) Per Share attributable to AOS - Diluted	$0.14	$0.11	$(0.06)

On a non-GAAP basis excluding the effect of share-based compensation expenses in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Revenue	$93.3	$94.7	$83.0
Gross Margin	24.6%	23.6%	19.9%
Operating Income	$4.7	$4.4	$1.0
Net Income (Loss) attributable to AOS	$5.3	$4.4	$(0.1)
Income (Loss) Per Share attributable to AOS - Diluted	$0.21	$0.18	$—

Commenting on the March quarterly results, Dr. Mike Chang, the chairman and CEO of the company, stated, “Our new product momentum continued to contribute to the revenue and gross margin growth.  AOS reported $93.3 million in revenue, close to the high-end of our guidance range, representing an increase of 12.4% from the revenue in the same quarter a year ago. We also posted the eighth consecutive quarter of gradual gross margin expansion and delivered $0.21 non-GAAP earnings per share despite the fact that the March quarter is seasonally our lowest quarter.  This, once again, demonstrates the strength of AOS recovery strategy that is now translating into a sustained improvement of our financial performance.  We are also taking proactive and deliberate steps to gradually alleviate capacity constraints, and we expect to see higher production output starting in the September quarter.  The entire team at AOS continues to keenly focus on developing differentiated technologies and introducing market driven new products, which we believe will further propel our business growth and profitability.”

Business Outlook for Fiscal Q4 Ending June 30, 2017

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $95 million and $99 million.

  GAAP gross margin is expected to be 24.5% plus or minus 1%.

  GAAP operating expenses are expected to be in the range of $19.8 million plus or minus $1 million.

  Tax expense is expected to be approximately $1.0 million to $1.2 million.

  Loss attributable to noncontrolling interest is expected to be between $1.2 million and $1.3 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.6 million to $1.8 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter of 2017 ended March 31, 2017 today, May 3, 2017 at 2:00 p.m. PT / 5:00 p.m. ET.  To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.).  To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.  In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance.  These forward-looking statements include, without limitation, statements relating to projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, our ability and strategy to develop new products, expand our sales, and achieve sustained growth and profitability, and other information under the section entitled “Business Outlook for Fiscal Q4 Ending June 30, 2017”.  Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, our ability to successfully operate our joint venture in China, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed on August 26, 2016.  Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements.  You should not place undue reliance on these forward-looking statements.  All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income (loss), net income (loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses for all periods presented in this press release and impairment of long-lived assets for the nine months ended March 31, 2016.  We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain expenses that are not indicative of our core operating results.  In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors.  Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income (loss), does not have a standardized meaning.  Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.  In addition, different items may be excluded in non-GAAP measures presented in different periods.  We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions.  AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment.  For more information, please visit http://www.aosmd.com.  For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	March 31, 2016

Revenue	$93,281	$94,687	$82,987	$285,330	$244,251
Cost of goods sold	70,584	72,593	66,668	218,595	197,899
Gross profit	22,697	22,094	16,319	66,735	46,352
Gross margin	24.3%	23.3%	19.7%	23.4%	19.0%

Operating expenses:
Research and development	7,625	7,284	6,924	21,928	19,029
Selling, general and administrative	12,067	11,974	9,566	35,224	27,935
Impairment of long-lived assets	—	—	—	—	432
Total operating expenses	19,692	19,258	16,490	57,152	47,396
Operating income (loss)	3,005	2,836	(171)	9,583	(1,044)

Interest income and other income (loss), net	(74)	(70)	132	(193)	(335)
Interest expense	(22)	(24)	(5)	(72)	(22)
Income (loss) before income taxes	2,909	2,742	(44)	9,318	(1,401)

Income tax expense	523	1,085	1,219	2,845	3,448
Net income (loss) including noncontrolling interest	2,386	1,657	(1,263)	6,473	(4,849)
Net loss attributable to noncontrolling interest	(1,170)	(1,190)	—	(3,237)	—
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$3,556	$2,847	$(1,263)	$9,710	$(4,849)

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.15	$0.12	$(0.06)	$0.42	$(0.22)
Diluted	$0.14	$0.11	$(0.06)	$0.39	$(0.22)

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share
Basic	23,675	23,481	22,232	23,396	22,400
Diluted	24,951	24,977	22,232	24,781	22,400

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$116,150	$87,774
Restricted cash	181	188
Accounts receivable, net	22,452	26,594
Inventories	73,349	68,848
Other current assets	4,948	4,526
Total current assets	217,080	187,930
Property, plant and equipment, net	117,335	116,084
Land use rights, net	8,737	—
Deferred income tax assets - long term	5,539	12,132
Other long term assets	21,522	2,359
Total assets	$370,213	$318,505
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$44,990	$42,718
Accrued liabilities	23,673	22,590
Income taxes payable	2,879	2,356
Deferred margin	713	997
Capital leases	820	819
Total current liabilities	73,075	69,480
Income taxes payable - long term	985	1,577
Deferred income tax liabilities	2,938	2,973
Capital leases - long term	1,071	1,695
Other long term liabilities	567	741
Total liabilities	78,636	76,466
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at March 31, 2017 and June 30, 2016	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 29,391 shares and 23,778 shares, respectively at March 31, 2017 and 28,405 shares and 22,754 shares, respectively at June 30, 2016	59	57
Treasury shares at cost, 5,613 shares at March 31, 2017 and 5,651 shares at June 30, 2016	(49,876)	(50,199)
Additional paid-in capital	202,739	191,444
Accumulated other comprehensive income	39	769
Retained earnings	109,788	100,071
Total Alpha and Omega Semiconductor Limited shareholder's equity	262,749	242,142
Noncontrolling interest	28,828	(103)
Total equity	291,577	242,039
Total liabilities and equity	$370,213	$318,505

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	March 31, 2016

GAAP gross profit	$22,697	$22,094	$16,319	$66,735	$46,352
Share-based compensation	222	205	187	622	475
Non-GAAP gross profit	$22,919	$22,299	$16,506	$67,357	$46,827
Non-GAAP gross margin as a % of revenue	24.6%	23.6%	19.9%	23.6%	19.2%

GAAP operating income (loss)	$3,005	$2,836	$(171)	$9,583	$(1,044)
Share-based compensation	1,715	1,554	1,173	4,585	3,047
Impairment of long-lived assets	—	—	—	—	432
Non-GAAP operating income	$4,720	$4,390	$1,002	$14,168	$2,435
Non-GAAP operating income as a % of revenue	5.1%	4.6%	1.2%	5.0%	1.0%

GAAP net income (loss) attributable to AOS	$3,556	$2,847	$(1,263)	$9,710	$(4,849)
Share-based compensation	1,715	1,554	1,173	4,585	3,047
Impairment of long-lived assets	—	—	—	—	432
Non-GAAP net income (loss) attributable to AOS	$5,271	$4,401	$(90)	$14,295	$(1,370)
Non-GAAP net income (loss) attributable to AOS as a % of revenue	5.7%	4.6%	(0.1)%	5.0%	(0.6)%

GAAP net income (loss) attributable to AOS	$3,556	$2,847	$(1,263)	$9,710	$(4,849)
Share-based compensation	1,715	1,554	1,173	4,585	3,047
Impairment of long-lived assets	—	—	—	—	432
Amortization and depreciation	6,885	6,760	6,927	20,148	20,705
Interest expense (income), net	(54)	(23)	(6)	(121)	(9)
Income tax expense	523	1,085	1,219	2,845	3,448
EBITDAS	$12,625	$12,223	$8,050	$37,167	$22,774

GAAP diluted net income(loss) per share attributable to AOS	$0.14	$0.11	$(0.06)	$0.39	$(0.22)
Share-based compensation	0.07	0.07	0.06	0.19	0.14
Impairment of long-lived assets	—	—	—	—	0.02
Non-GAAP diluted net income (loss) per share attributable to AOS	$0.21	$0.18	$—	$0.58	$(0.06)

Shares used to compute basic per share	23,675	23,481	22,232	23,396	22,400
Shares used to compute dilute per share	24,951	24,977	22,232	24,781	22,400

CONTACT:
Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com